EXHIBIT 23.2

                               CONSENT OF COUNSEL

                               CirTran Corporation






October 29, 2001


     With reference to Amendment No. 1 to CirTran Corporation's Registration Statement on Form SB-2 dated October 29, 2001, we hereby consent to the reference to our firm in the section of the Registration Statement entitled "Experts and Counsel."


Sincerely,

/s/ Parsons Behle & Latimer
A Professional Legal Corporation